EXHIBIT 99.1

DOLPHIN ENTERTAINMENT ACQUIRES TOP LIFESTYLE AND HOSPITALITY PR AGENCY THE DOOR

Immediately Accretive Acquisition Pairs The Door with Entertainment

PR Powerhouse 42West in Dolphin's Marketing Group

NEW YORK and LOS ANGELES, July 11, 2018 /PRNewswire/- Dolphin Entertainment, Inc. (NASDAQ: DLPN), a publicly-traded independent producer of premium feature films and digital content, and parent company of 42West, one of the largest public relations and marketing services firms in the entertainment industry, today announced a major expansion of its marketing capabilities and footprint through its acquisition of The Door, a leading lifestyle and hospitality public relations, creative branding, and marketing services agency.

This past December, the New York Observer listed The Door and 42West, respectively, as the third and fourth most powerful PR firms of any kind in the United States.

The Door boasts a formidable client list that ranges from celebrity chefs such as Rachael Ray to hotel groups such as Viceroy Hotels and Resorts to restaurant groups such as Starr Restaurants to consumer brands such as FAO Schwarz.

Under the terms of the transaction agreement, the aggregate consideration will be up to $11 million, which includes performance-based contingent consideration of up to $7 million.  The $4 million of fixed consideration will be paid in two equal installments, the first of which was paid upon closing and the second of which will be paid on January 2, 2019.  Each installment of fixed consideration consists of $1,000,000 of cash and 307,692 shares of common stock valued at $3.25 per share.  The first $5 million of contingent consideration, if earned, will be paid with shares of common stock also valued at $3.25 per share, with the final $2 million of contingent consideration, if earned, paid in cash.  The full contingent consideration will be earned if Adjusted EBITDA of The Door, as defined in the transaction agreement, reaches $2.5 million for any calendar year through 2021.

In 2017, revenue for The Door was $5,503,609 and operating income before guaranteed payments to partners was $568,794.  During Q1 2018, revenue for The Door was $1,598,628 and operating income before guaranteed payments to partners was $203,832.

“There are strategic competitive advantages in bringing the leading entertainment PR firm and the leading lifestyle and hospitality PR firm under one roof,” said Dolphin Entertainment CEO Bill O’Dowd.  “We expect additional revenue opportunities and operating synergies from this transaction, beginning with the opportunity to cross-sell services between the clients of 42West and The Door. Many of the world’s leading brands want to be part of the pop culture conversation.  And many of the entertainment industry’s top projects and personalities covet the global reach of the world’s leading brands.  Our ability to speak, work, and market fluently across the entire entertainment and lifestyle spectrum—from movies, television, and music, to hospitality, epicurean, and consumer products—multiplies the impact of each individual firm and makes the combination uniquely powerful.”

“We will continue to be focused on seeking quality opportunities to expand our Marketing Group,” continued O’Dowd.  “The Door and 42West together represent a platform that we believe will be extremely attractive for leaders in a wide variety of marketing disciplines who will see the numerous opportunities to leverage our relationships and reach for mutual growth.”

“In joining forces with Dolphin and 42West, we are creating a formidable marketing and communications group that combines experience, expertise, and powerful client partnerships,” said The Door co-founders Lois Najarian O’Neill and Charlie Dougiello. “Ten years ago, we started The Door because we wanted to help brands find authentic pathways to success, at a time when technology and social media were just beginning to disrupt the public relations business. Now, having accomplished what we set out to do, we’re ready to take everything we’ve learned and, with the opportunity to offer access to the full range of resources of 42West, provide current and future clients with a specialized suite of cutting-edge, brand-elevating services. Simply put, we’re now in a position to execute more good ideas that will benefit our clients seamlessly and at scale.”

“We are beyond thrilled to welcome The Door as a sister agency in the Dolphin family,” 42West co-CEOs Leslee Dart, Amanda Lundberg, and Allan Mayer said in a joint statement. “We’ve long admired the intelligence and creativity with which Lois and Charlie have built The Door, and we share a common vision and excitement for the possibilities of what we can do together. In terms of our respective business operations, not only do we extend each other’s range in terms of the added services and expertise each of us can now offer, but by working together, we expect to be able to attract and service a much wider range of clients than ever before. Indeed, as a result of our access to the services and expertise of The Door, we look forward to developing entirely new lines of business.”

As a subsidiary of Dolphin Entertainment, The Door will continue to focus on media relations, social media and design, digital content marketing and strategic communications counsel for the lifestyle, consumer package goods, hospitality, entertainment and epicurean industries, operating under its own name, led by its existing management team, out of its existing offices in New York, Chicago, and Los Angeles, with Najarian O’Neill serving as President and Dougiello as Chief Executive Officer.

Tom Strauss of Strauss Capital Partners advised The Door.  Greenberg Traurig LLP served as legal counsel to Dolphin Entertainment and Golenbock Eiseman Assor Bell & Peskoe LLP for The Door.

This press release does not constitute an offer of any securities for sale.  The shares of common stock to be issued in the acquisition have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Dolphin Entertainment, Inc.

Dolphin Entertainment is a leading independent entertainment marketing and premium content development company. Through our subsidiaries 42West and The Door, we provide expert strategic marketing and publicity services to many of the top brands, both individual and corporate, in the entertainment and hospitality industries. The Door and 42West are both recognized global leaders in PR services for their respective industries and, in December 2017, the New York Observer listed them, respectively, as the third and fourth most powerful PR firms of any kind in the United States. Bringing together premium marketing services with premium content production creates significant opportunities to serve our respective constituents more strategically and to grow and diversify our business. Dolphin’s content production business is a long-established, leading independent producer, committed to distributing premium, best-in-class film and digital entertainment. We produce original feature films and digital programming primarily aimed at family and young adult markets.

About The Door

Founded in 2008, The Door is a creative relations agency constructed as “an idea house,” with a focus on building important, viable brands through diverse initiatives. Headquartered in New York, with offices in Chicago and Los Angeles, The Door represents a wide range of clients—including food and beverage, personalities, hospitality brands, events, consumer products, technology offerings, and entertainment/media entities.

About 42 West

With unparalleled experience, contacts, and expertise, 42West is one of the leading full-service public-relations firms in the entertainment industry. The firm’s PR professionals have developed and executed marketing and publicity strategies for hundreds of movies, television shows, and digital productions as well as for countless individual actors, filmmakers, recording artists, and authors. In addition, 42West has also provided strategic communications counsel to a wide variety of high-profile individuals and corporate clients — ranging from movie and pop stars to major studios and media conglomerates.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding anticipated benefits related to The Door acquisition, including potential synergies, growth prospects, financial and operational benefits, The Door's future role in the combined company, as well as the expectation that the prior accomplishments of The Door’s principals and the Company, including its wholly-owned subsidiary, 42West, will translate into strategic partnership opportunities, added value and increased execution for the combined company.

These statements made by the Company and/or the 42West principals and/or The Door principals are based upon their current expectations and are subject to certain risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described in the forward-looking statements. These risks and uncertainties include the Company's inability to realize the anticipated benefits of the acquisition, the Company's inability to achieve synergies as planned, the inability of the combined company to generate sufficient revenues or achieve additional operating leverage and the potential loss of key clients and key employees as a result of the change of ownership, as well as other factors beyond the Company's control and the risk factors and other cautionary statements described in the Company's filings with the SEC, including the Company's Annual Report on Form 10-K filed with the Commission on April 9, 2018 as updated by subsequent Quarterly Reports on Form 10-Qs and other current report filings.

Any forward-looking statements included in this press release are made only as of the date of this release.  The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances.  The Company cannot assure you that projected results or events will be achieved.

Contact:

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com

SOURCE: Dolphin Entertainment Inc.